Exhibit 14.1

Dresser Code of Conduct

General Policy Regarding

Laws and Business Conduct - 01-001

Scope:

The Code of Business Conduct of Dresser, Inc. contains the specific Corporate Policies adopted by the Board of Directors that relate to the legal and ethical standards of conduct of employees and agents of the Company. The Corporate Policies listed in the index constitute the Code of Business Conduct and govern the conduct of business by the Company.

The purpose of this General Policy Regarding Laws and Business Conduct is to provide a general statement regarding the Company’s expectations as to the legal and ethical nature of conduct of the Company’s employees and agents while acting on the Company’s behalf and to provide for the administration of the Company’s Code of Business Conduct. Moreover, this Corporate Policy is intended to enhance the qualifications of the Code of Business Conduct as a program that is reasonably designed, implemented and enforced so as to be generally effective in preventing and detecting criminal conduct.

Policy:

Standards of Conduct

It is the Company’s policy to comply with all laws applicable to it or the conduct of its business wherever located, and to conduct its affairs in accordance with the best moral, professional, legal and ethical standards. In some situations the applicable law of the United States may conflict with the applicable law of another country. In such cases, the Company will endeavor to resolve such conflict following guidance of its Law Department.

The Code of Business Conduct applies to agents of the Company as well as its employees. However, in the case of agents whose activities are wholly outside the United States, Corporate Policy 01-007 (International Business Relationships) establishes the policies and procedures to be observed with respect to such agents. The Code of Business Conduct sets forth specific Corporate Policies governing the conduct of the business of the Company. It is not intended to provide legal advice, and any legal questions should be addressed to the Law Department.

These policies were developed and are intended to be applied in good faith with reasonable business judgment to enable the Company to achieve its operating and financial goals within the framework of the law. It is the personal responsibility of each employee and agent of the Company to acquaint himself or herself with, and to adhere to the standards and restrictions, whether imposed by law or the Code of Business Conduct,

Dresser Code of Conduct

applicable to his or her assigned duties and responsibilities and to conduct him- 1 self or herself accordingly. Such standards and restrictions require each employee and agent to avoid any activities that would involve the Company in any practice that is not in compliance with the Code of Business Conduct. Any employee or agent who does not adhere to such standards and restrictions is acting outside the scope of his or her employment or agency. Beyond legal compliance, all Company employees and agents are expected to observe high standards of business and personal ethics in the discharge of their assigned duties and responsibilities.

This requires the practice of honesty and integrity in every aspect of dealing with other Company employees, the public, the business community, stockholders, customers, suppliers and governmental regulatory authorities.

The laws discussed in the Code of Business Conduct are complex; moreover, the policies only address some of the more important principles. The Company and its employees are responsible for complying with all other applicable laws and/or ethical standards as well. Consequently, any employee who is in doubt as to the propriety of a course of action must promptly communicate with his/her supervisor, or with Human Resources, before taking action. Each employee must be familiar with the laws, rules, regulations and policies affecting his/her responsibilities and have a working knowledge of permissible activities involved in his/her work. Any questions concerning the propriety, ethical or legal nature of any activity should be directed to the employee’s supervisor, the Law Department or Human Resources. Any employee can report any violation or suspected violation anonymously to the Ethics Compliance Line, Law Department or Human Resources.

IT IS THE POLICY OF THE COMPANY NOT TO DISCRIMINATE AGAINST EMPLOYEES, STOCKHOLDERS, DIRECTORS, OFFICERS, CUSTOMERS OR SUPPLIERS ON ACCOUNT OF RACE, COLOR, ETHNIC BACKGROUND, AGE, ANCESTRY, SEX, RELIGION, NATIONAL ORIGIN OR CITIZENSHIP, MARITAL STATUS, DISABILITY, VETERAN STATUS OR ON ANY OTHER BASIS PROHIBITED BY LAW. ALL PEOPLE SHALL BE TREATED WITH DIGNITY AND RESPECT AND THEY SHALL NOT BE UNREASONABLY INTERFERED WITH IN THE CONDUCT OF THEIR DUTIES AND RESPONSIBILITIES.

Dresser Code of Conduct

Procedure:

Administration of Code of Business Conduct

The Code of Business Conduct of the Company shall be administered as follows:

Allocations of Responsibility

The Policy Committee shall be responsible for recommending policies to the Board of Directors and for implementing the Code of Business Conduct. The following Company officials shall be members of the Policy Committee: Chief Financial Officer, General Counsel, and the head of the Company’s Human Resources. The Policy Committee shall establish such procedures, as it shall deem necessary or desirable in order to discharge this responsibility. Such procedures shall provide for obtaining advice of legal counsel where appropriate. In discharging these responsibilities, the Policy Committee may delegate authority to such committees, officers and other employees and may engage such agents and advisors as it shall deem necessary or desirable. Within each business unit the responsibility for compliance with the Code of Conduct rests with the President of the business unit. The General Counsel shall act as the Compliance Officer for the Company. The Policy Committee will be provided with sufficient resources to fulfill its responsibilities.

Scope of Code of Business Conduct

The Policy Committee shall, periodically, in light of the experience of the Company, review the Code of Business Conduct, and when necessary or desirable, make recommendations to the Board of Directors: a. To ensure its continued conformance to applicable Law, b. To ensure that it meets or exceeds industry standards, and c. To ensure that any weaknesses revealed through monitoring, auditing and reporting systems are eliminated or corrected.

Delegation of Substantial Discretionary Authority

No employee of the Company shall delegate substantial discretionary authority to any individual who such employee knows, or through the exercise of due diligence should know, has a propensity to engage in illegal activities. For this purpose, persons with “substantial discretionary authority” include: (i) High Level Personnel, (ii) Individuals who exercise substantial supervisory authority, such as a plant manager or a sales manager, (iii) Purchasing agents, and (iv) Any other individuals who, although not a part of the Company’s management, nevertheless exercise substantial discretion when acting within the scope of their authority (for example, an individual with authority to negotiate or set price levels or an individual authorized to negotiate or approve significant contracts).

Communication of Policies

To ensure the continued dissemination and communication of the Code of Business Conduct, the Policy Committee shall take, or cause to be taken, reasonable steps to communicate effectively the standards and procedures included in the Code of Business Conduct to employees and agents of the Company.

Dresser Code of Conduct

Monitoring and Auditing

The Policy Committee shall take reasonable steps to monitor and audit compliance with the Code of Business Conduct, including the establishment of monitoring and auditing systems that are reasonably designed to detect conduct in violation of the Code of Business Conduct by employees and agents of the Company. a. To the extent so directed by the Policy Committee, the information developed by the Company’s independent accountants, in performing their engagement by the Company, and by its internal auditors, in the performance of their assigned responsibilities, shall be made available to the Policy Committee in its capacity as administrator of the Code of Business Conduct as a means of monitoring and auditing compliance with the Code of Business Conduct. b. To the extent so directed by the Policy Committee, the results of the periodic health, safety and environmental audits and export administration audits of the Company’s facilities shall be made available to the Policy Committee or its designees as a means to monitor and audit compliance with the Code of Business Conduct.

Board Committees

The Compliance Officer shall report to the Audit Committee of the Board of Directors, at least once each year, regarding the general effectiveness of the Code of Business Conduct.

Reporting System

The Policy Committee shall establish a reporting system that will allow violations of the Code of Business Conduct to be reported and acted upon by officers or other employees of the Company with sufficient authority to deal objectively with the reported matters. The existence and nature of the reporting system shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of this Corporate Policy to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected 4 violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).

Investigation of Violations

If, through operation of the Company’s compliance monitoring and auditing systems or its violation reporting systems or otherwise, the Company receives information regarding an alleged violation of the Code of Business Conduct, the person or persons authorized by the Policy Committee to investigate alleged violations of the Code of Business Conduct shall, as appropriate, in accordance with procedures established by the Policy Committee:

•	Evaluate such information as to gravity and credibility;

•	Initiate an informal inquiry or a formal investigation with respect thereto;

Dresser Code of Conduct

•	Develop recommendations as to the disposition of such matter;

•	Make the findings and recommendations of such inquiry or investigation available to the Board of Directors or the Policy Committee for action (including disciplinary action by the Policy Committee); and

•	Recommend changes in the Code of Business Conduct necessary or desirable to prevent further similar violations. The Company may disclose the results of investigations to law enforcement agencies.

Disciplinary Measures

The Company shall consistently enforce its Code of Business Conduct through appropriate means of discipline. Pursuant to procedures adopted by it, the Policy Committee shall determine whether violations of the Code of Business Conduct have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Company who has so violated the Code of Business Conduct. The Policy Committee may delegate its authority to determine violations and disciplinary measures. Unless and until changed by the Policy Committee, the business unit presidents shall, in the first instance, be responsible for determining violations of the Code of Business Conduct and appropriate disciplinary measures. Any clear infraction of applicable laws, ethical standards, or the Company’s policies will subject an employee to disciplinary action, which may include, but is not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as:

a. persons who fail to use reasonable care to detect a violation;

b. persons who if requested to divulge information withhold material information regarding a violation;

c. supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

Documentation

Subject to the applicable document retention program, the Company shall document its compliance efforts and results to evidence its commitment to comply with the standards and procedures set forth above.

Dresser Code of Conduct

Definitions: As used in the Code of Business Conduct:

•	“Company” means Dresser, Inc., a Delaware corporation, its business units, subsidiaries (within or outside the United States), and successors.

•	“High Level Personnel” means individuals who have substantial control over the Company or who have a substantial role in policymaking within the Company, including directors, executive officers and individuals in charge of a major business or functional unit of the Company, such as sales, administration or finance.

•	The “laws” means laws, rules and regulations of governmental agencies and authorities. Equal Employment Opportunity - 01-002

Scope:

This policy establishes and communicates the Company’s policy regarding equal employment opportunity.

Policy:

In its hiring and promotion policies, the Company is committed to providing equal opportunity to all qualified individuals. The Company will endeavor to create a workforce that is a reflection of the diverse population of the communities in which it operates. The Company will, in all of its operations and employment practices, comply with applicable law governing equal employment opportunities to assure that there is no unlawful discrimination against any employee or applicant and/or harassment based on sex, race, ethnic background, religion, national origin or citizenship, age, ancestry, disability, marital status, veteran status or any other legally-protected categories. With respect to operations governed by United States law, this policy relates to all phases of employment, including without limitation, recruitment, hiring, placement, promotion, transfer, compensation, benefits, training, educational, social and recreational programs and the use of Company facilities.

It covers all other personnel actions in all job categories and at all levels, including, but not limited to, employment of qualified disabled individuals, disabled veterans and veterans of the Vietnam era. It is intended to provide employees with a working environment free of discrimination, harassment, intimidation or coercion relating directly or indirectly to sex, race, ethnic background, religion, national origin or citizenship, age, ancestry, disability, marital status, veteran status or any other legally-protected category.

Periodic reviews of personnel practices and actions are to be conducted by appropriate employees to ensure compliance with applicable laws in this vitally important area of management responsibility. All members of management and employees shall actively support this Corporate Policy. Each business unit president will publish an annual

Dresser Code of Conduct

reaffirmation of these principles to be posted at each company location. All actions and decisions taken by members of management and their subordinates shall be consistent with and in furtherance of this Corporate Policy. Contracts or sub-contracts or purchase orders submitted to vendors must include a clause stating Dresser’s equal opportunities policies. All employment advertisements and recruitment materials will contain the phrase “An Equal Opportunity Employer.”

Procedure:

An employee who believes he or she has been or is being subjected to discrimination should bring this matter to the attention of his or her immediate supervisor, a department head, a Human Resources Department representative, the Dresser Dispute Resolution Ombudsman or a Law Department representative. An employee who believes discrimination has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person (e.g., manager, supervisor, fellow employee, customer, etc.). If any supervisor or manager receives a complaint of discrimination, the supervisor or manager shall report the complaint immediately to the Human Resources Department. Nothing in this policy requires any employee complaining of discrimination to present the matter to the person who is the subject of the complaint.

All complaints of discrimination will be promptly investigated. The privacy of the persons involved will be protected, except to the extent necessary to conduct a proper investigation. If the investigation substantiates the complaint, immediate corrective action designed to stop the discrimination and prevent its recurrence will be taken. Any employee who is determined to have engaged in such conduct may be subject to disciplinary action, up to and including termination of employment. An employee who believes he or she has been or is being subjected to discrimination, or who believes he or she has observed discrimination, and who reports the matter pursuant to this policy, shall not be retaliated against or adversely treated because of the making of the report.

Other References:

Corporate Policy No. 01-003 (Harassment) should be consulted.

Dresser Code of Conduct

Harassment - 01-003

Scope:

This policy establishes and communicates the Company’s policy prohibiting harassment.

Policy:

The Company believes that all employees should be treated with dignity and respect. It is the policy of the Company to provide a work environment that is free from harassment. The Company prohibits all forms of harassment of or by its employees (including supervisors or other members of management), customers, clients, vendors, contractors, delivery personnel and potential employees. It is the responsibility of every employee to cooperate in reaching this goal. Harassment is considered a serious act of misconduct and may subject an employee to disciplinary action up to and including suspension and termination of employment.

As used in this policy, the term “harassment” means any unwelcome and/or offensive actions, remarks or behavior which interferes with a person’s work performance or creates an intimidating or hostile work environment, or where such conduct is made, directly or indirectly, a term or condition of employment, which is based upon an employee’s or prospective employee’s sex, race, ethnic background, religion, national origin or citizenship, age, ancestry, disability, marital status, veteran status or any other category protected by law. Some examples of what may be considered harassment, depending upon the facts and circumstances, include the following:

Verbal or Written Harassment

Treating people differently because they fall within a category listed above; unwelcome, derogatory, suggestive or offensive comments; written letters; e-mails (or any other such electronic transmissions) or phone calls; insults; jokes; teasing and/or threats regarding a person’s sex, race, ethnic background, religion, national origin or citizenship, age, ancestry, disability, marital status, veteran status or any other category protected by law, or other remarks that disparage people; pictures, cartoons, or other objects that are not appropriate for the workplace; or making obscene or rude gestures.

Physical Harassment

Unwanted or unnecessary touching or blocking someone’s movement; hitting, pushing or other aggressive physical contact.

Dresser Code of Conduct

Sexual Harassment

Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature when: (1) submission to such conduct is made either explicitly or implicitly a term or condition of the individual’s employment; (2) submission or rejection of such conduct by an individual is used as the basis for employment decisions affecting such individual; or (3) such conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile, or offensive work environment, including, for example:

•	Unwelcome or unwanted sexual advances

•	Requests for sexual favors

•	Threats or suggestions, either clear or unspoken, that a refusal of sexual advances will affect someone’s employment.

•	Favoring any applicant or employee because that person has performed or shown a willingness to perform sexual favors for a supervisor or manager.

•	Sexual jokes, language, nicknames, labels, advances or propositions, whether in person, in writing, or in an e-mail or voice mail message (or any other electronic transmission)

•	Bringing to work sexually suggestive objects, pictures, computer images, drawings, posters or cartoons.

•	Unwelcome touching. Sexual harassment can arise from the actions of supervisors, co-workers or clients and from people of the same or opposite sex. It is not considered harassment of any sort for supervisors and other members of management to enforce job performance and standards of conduct in a fair and consistent manner.

Procedure:

Any employee who believes that he or she has been or is being harassed should consider telling the offending party that he or she objects to that conduct. This often solves the problem. However, an employee who believes that he or she has been or is being harassed is not required to present the matter to the person who is allegedly harassing him or her.

If an employee is not comfortable confronting the offending party (or if the offending party’s unwelcome conduct continues), the employee should advise his or her immediate supervisor, a department head, a Human Resources Department representative, the

Dresser Code of Conduct

Dresser Dispute Resolution Ombudsman or a Law Department representative. An employee who believes that harassment has occurred or is occurring should report such conduct to one of the above persons regardless of the position of the offending person (e.g., manager, supervisor, fellow employee, customer, etc.).

If any supervisor or manager receives a complaint of harassment, the supervisor or manager shall report the complaint immediately to the Human Resources Department. All such complaints will be investigated promptly and discreetly, and in as confidential a manner as possible. If the investigation substantiates the complaint, immediate corrective action designed to stop the harassment and prevent its recurrence will be taken. Employees who are found to have violated the Company’s policy against harassment will be subject to disciplinary action at the discretion of the Company, up to and including suspension and termination of employment.

Supervisors and other members of management who fail to report violations by others of which they become aware, will also be subject to disciplinary action, up to and including suspension and termination of employment.

Retaliation

It is against the Company’s policy and against the law for an employer or another employee to get back at or react negatively toward an employee who:

•	Complains of any act of harassment

•	Provides information about any act of harassment

•	Participates in the investigation of any harassment complaint

The Company will not tolerate retaliation by any employee. Any employee who thinks that he or she is being retaliated against should follow the complaint procedure explained above. An individual who retaliates against another employee will be subject to severe disciplinary action, up to and including termination of employment.

Other References:

Corporate Policy 01-002 (Equal Employment Opportunity) should be consulted.

Dresser Code of Conduct

Conflicts of Interest - 01-004

Scope:

This policy establishes guidelines and procedures regarding timely and proper disclosure of possible conflicts of interests which an employee may have in connection with job duties and responsibilities, in order that management may review and approve each situation as necessary to protect the best interests and responsibilities of the Company.

Policy:

It is each employee’s responsibility to observe the highest standards of business ethics and to avoid any activity or financial interest that actually conflicts, might conflict or appears to conflict with the interests of the Company or which otherwise reflects unfavorably or has an adverse impact on the integrity or reputation of the Company. It is critical for every employee to avoid actual, potential and apparent conflicts between the Company’s interests and those of the employee. Therefore, employees must avoid other employment or business activities, including personal investments, that interfere with their duties to the Company, divide their loyalty or create or appear to create a conflict of interest.

This includes any activity or interest that would or could result in a personal financial interest that actually or potentially conflicts with the interests of the Company. Employees should immediately report to their manager any personal activity or involvement that might pose or result in an actual, potential or apparent conflict of interest. Generally, any activity, interest or involvement of a member of an employee’s immediate family is considered an activity, interest or involvement of the employee. The Company prohibits conflicts of interest unless specifically approved by the Chief Executive Officer or his or her designee as provided below. The Company has always been concerned with outside business interests of its employees that might possibly conflict with the interests of the Company.

While it is impossible to list every circumstance which could give rise to a possible conflict of interest, there are certain situations which the Company will always consider to be conflicts of interest. These occur if the employee or any other person having a close personal relationship with the employee:

•	Has or obtains a significant financial or other beneficial interest in one of the Company’s suppliers, customers or competitors without first notifying the Company and obtaining written approval from the Chief Executive Officer or his or her designee;

Dresser Code of Conduct

•	Engages in any significant personal business transaction involving the Company for profit or gain, unless such transaction has first been approved in writing by the Chief Executive Officer or his or her designee;

•	Accepts money, gifts of more than nominal value, excessive hospitality, lavish entertainment, substantial favors, loans or other special treatment from any person or entity which does or is seeking to do business with, or is a competitor of the Company (loans from lending institutions at prevailing interest rates are excluded) under circumstances from which it might be inferred that such action is intended to improperly influence the employee in the performance of his or her duties for the Company.

•	Participates in any sale, loan or gift of Company property without obtaining written approval from the Chief Executive Officer or his or her designee; or

•	Learns of a business opportunity through association with the Company and discloses it to a third party or invests in the opportunity without first offering it to the Company; or

•	Is employed by or serves as a consultant, adviser, director or officer, or otherwise performs services for any outside concern which does business with, or is a competitor of, the Company, unless such employment or service has been fully disclosed in writing to and approved by the Chief Executive Office or his or her designee.

“Person having a close personal relationship with the employee” refers to the employee’s spouse, parents, children, siblings, mothers and fathers-inlaw, sons and daughters-in-law, and brothers and sisters-in-law, any person living in the same home with the employee or any business associate of the employee. Outside directorships may create a conflict of interest situation.

The use of Company property or obtaining of Company services for personal benefit may create a conflict of interest situation. The Company shall have on file a certificate of compliance from each employee who can direct or influence the use or disposition of any significant amount of funds or other assets of the Company (hereinafter called “key employees”). The disclosure of a financial or other beneficial interest does not mean that the Company will deem it significant or substantial enough to be prohibited. Each case will be decided on an individual basis. The Human Resources Department will ensure that all key employees submit annually a completed copy of a certificate of compliance.

The head of Human Resources will be responsible for notifying the Chief Executive Officer and the Audit Committee of the Board of Directors that such certificates are on file as well as for notifying the Chief Executive Officer and the Committee when significant exceptions are reported.

Dresser Code of Conduct

Procedure:

A completed certificate of compliance will be obtained annually from key employees. The completed certificates will, subject to the Company’s policy on document retention, be retained on file in hard copy, electronic format, microfilm or other media as directed by the Human Resources Department; and a written report setting forth any exceptions included in such reports will be furnished to the Chief Executive Officer no later than January 31 of each year. Certificates of compliance will be completed by all employees upon becoming subject to the “key employees” standard stated in Policy paragraph 5 above. Supplemental and annual reports for such employees will be obtained as set forth in Procedure paragraph 1 above. The certificate of compliance selection and reporting process will be reviewed annually by the Compliance Officer for adequacy and compliance with this policy. Results of the reporting process and the nature of significant exceptions, if any, will be communicated annually to the Chief Executive Officer and to the Audit Committee of the Board of Directors by the Compliance Officer.

Internal Accounting Controls, Procedures and Records - 01-005

Scope:

This policy establishes guidelines and procedures related to keeping books and records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets. The Company shall maintain a system of internal accounting controls to ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of assets.

Policy:

The Company has established and maintains a comprehensive system of internal controls designed to provide reasonable assurance that Company assets are protected against loss and unauthorized use, that transactions are executed in accordance with management’s authorization and that accounting records provide reliable and accurate financial information in accordance with generally accepted accounting principles (GAAP) and other applicable laws, rules and regulations.

Authorization

The only transactions to be entered into by the Company are those which are executed in accordance with management’s specific authorization or established formalized policies and procedures. No secret or unreported funds or assets should be created or maintained for any purpose.

Dresser Code of Conduct

Approval

No transaction will be recorded in the accounts of the Company unless it is within the scope of written policies and procedures or is specifically and formally approved by an appropriate and designated employee. Such approval requires the determination that the transaction: a. has been authorized in accordance with this Corporate Policy and; b. is supported by documentary evidence to verify the validity of the transaction.

Accounting

All transactions entered into by the Company will be recorded in the accounts of the Company in accordance with the Company Accounting Policies and Procedures as set forth in the Company’s Operations Manual. Each entry will be coded into an account that accurately and fairly reflects the true nature of the transaction. No one should make an entry on the Company’s books and records, or fail to make a required entry, that intentionally hides or disguises the true nature of any transaction or Company action. Moreover, any deliberate falsification of documents or records is strictly prohibited.

Reporting

All transactions that have been accounted for in accordance with this Corporate Policy will be accumulated and processed in a manner which will permit preparation of financial statements, reports and data for purposes of internal, public and regulatory reporting. Such statements, reports and data must be in a form sufficient to reflect accurately and fairly the results of transactions entered into by the Company and to permit proper accountability for assets.

Responsibility

The implementation and maintenance of internal accounting controls, procedures and records that are adequate in all respects to satisfy the requirements of this Corporate Policy will be the primary responsibility of the Chief Accounting Officer.

Auditing

Compliance with the provisions and requirements of this Corporate Policy will be tested and evaluated by the head of Internal Audit in connection with the on-going internal audit program. All control failures regarding this Corporate Policy will be reported to management so that deficiencies can be corrected and assurance of compliance with the terms of this Corporate Policy maintained.

Dresser Code of Conduct

Document Retention

Employees must follow Company policy regarding the retention, disposal or destruction of any company records or files. Various laws and regulations require the Company to retain certain documents for specific periods of time. The Company’s document policy applies both to written documents and electronic documents on computer discs and servers. If an Employee has any questions concerning the Company’s policies with respect to document retention, he/she should consult with his/her supervisor and the Law Department. When litigation or an investigation is pending, relevant records and documents must not be destroyed. In such circumstances, any non-routine destruction of a document to prevent its disclosure may be unlawful, and could lead to criminal prosecution. If an employee is concerned about any document, he/she should consult the Law Department.

Procedure:

The Company will continuously evaluate its internal accounting controls, procedures and records to ensure compliance with the requirements of this Corporate Policy. Such evaluation will be documented in a form suitable for inspection by outside parties, such as regulatory authorities, if the need arises. The Company will take action to remedy any deficiency in internal accounting controls, procedures and records to ensure continuing compliance with the requirements of this Corporate Policy.

The head of Internal Audit, will ascertain that the Company’s audit scope, procedures and programs are adequate: for the purpose of testing and evaluating internal accounting controls, procedures and records and; for complete reporting of deficiencies in internal accounting controls, procedures and records. On or before March 31 of each year, the head of Internal Audit will prepare a written summary applicable to the preceding fiscal year which sets forth an evaluation of the Company’s internal accounting controls, procedures and records. Such a summary will consider the head of Internal Audit’s overall evaluation and results of audits performed during the year, internal and external. For deficiencies noted in the evaluation, remedial action in progress or contemplated will be set forth in the summary.

The summary will be addressed to the Audit Committee of the Board of Directors. The head of Internal Audit will, on an annual basis, report to the Audit Committee of the Board of Directors on the adequacy of internal accounting controls, procedures and records. Employees should report any violations of this Policy, including but not limited to falsification of records, to their supervisor and the Law Department.

Other References:

Corporate Policy 01-006 (Sensitive Transactions and Commercial Bribery) should be consulted.

Dresser Code of Conduct

Sensitive Transactions and Commercial Bribery - 01-006

Scope:

This policy advises employees and agents of the Company regarding sensitive transactions and requires that transactions are executed, and access to assets is permitted, only in accordance with management’s authorization. This policy prohibits the payment or transfer of company funds or assets to suppliers or customers in the form of bribes, kickbacks or other payoffs.

Policy:

The Company will conduct its business in compliance with applicable law and requires all Company personnel to avoid any activities that could involve the Company in any unlawful practice. Without limiting the generality of the foregoing, the Company’s personnel are strictly prohibited from paying any bribe, kickback or other similar unlawful payment to, or otherwise entering into a sensitive transaction with, any public official, political party or official, candidate for public office or other individual, in any country, to secure any contract, concession or other favorable treatment for the Company. Company personnel who make such payments are subject to appropriate action by the Company, as well as the legal consequences of applicable law.

The term “sensitive transactions” is commonly used to describe a broad range of corporate dealings that are generally considered to be illegal, unethical, immoral or to reflect adversely on the integrity of management. The transactions are usually in the nature of kickbacks, bribes or payoffs made in order to influence favorably some decision affecting a company’s business or for the personal gain of an individual. Any extraordinary payment made from Company funds, including extravagant entertainment or gifts of significant value, for the express purpose of obtaining or retaining business or unduly influencing some matter in favor of the Company could be considered a “sensitive payment.”

These payments may be considered to be bribes and may result in violation of applicable law. Sensitive transactions may result in violation of United States federal laws such as domestic anti-bribery laws, mail fraud and wire fraud statutes, anti-racketeering statutes and the Foreign Corrupt Practices Act (the “FCPA”), as well as state laws or laws of other countries in which a subsidiary company has operations. If violations occur, the Company and its officers and directors, as well as employees directly involved, may be subject to fines, imprisonment and civil litigation. Bribes, kickbacks and payoffs include, but are not limited to:

•	Gifts of other than nominal value.

•	Cash payments by employees or third persons, such as agents, suppliers, customers or consultants, who are reimbursed by the Company.

Dresser Code of Conduct

•	The uncompensated use of Company services, facilities or property except as may be authorized by the Company.

•	Loans, loan guarantees or other extensions of credit (except from lending institutions at prevailing rates).

•	Making a payment on behalf of the Company with the intention or understanding that any part of such payment is to be used for a purpose other than that described by the documents supporting the payment.

•	Offering or agreeing to offer employment to an employee or agent of a customer for the purpose of influencing that customer to use the Company’s services or otherwise to favor the Company. The Company also prohibits employees and agents from receiving, directly or indirectly from a third party, anything of a significant value (other than salary, wages or other ordinary compensation paid by the Company) in connection with a transaction entered into by the Company. When an employee receives a gift or payment that violates this policy, he/she should notify the Law Department immediately. Whenever an employee is unclear whether a gift is prohibited by this policy, he/she should consult with the Human Resources or Law Department before accepting or making such a gift.

The Company is registered and its bonds are traded in accordance with United States federal securities laws and with rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”). Therefore, the Company is subject to certain disclosure requirements and is required to disclose to the public all material information relating to its business affairs and financial condition and conduct which is deemed to reflect on the integrity of its management. The Foreign Corrupt Practices Act (the “FCPA”) directly addresses offers to pay and payments made to officials of foreign governments. Under this law, the Company and its employees may not make payments to, or on behalf of, or give anything of value to: a foreign official, including any person acting in an official capacity for a foreign government or a public international organization; a foreign political party official or political party; or a candidate for foreign political office, in any such case, for the purpose of influencing any act or decision of these officials in their official capacity or in violation of their lawful duties or to secure any improper advantage in order to help a company obtain or retain business or direct business to any person. The FCPA also prohibits the offering or paying of anything of value to any person if it is known that all or part of the payment will be given to a government official, agency, political candidate or political party.

Dresser Code of Conduct

For purposes of compliance with this policy, employees of government owned corporations are to be considered “foreign officials” and, subject only to lawful facilitating payments referred to below; any payment to influence a matter in favor of the Company shall be prohibited. The Company may be asked to make facilitating or expediting payments to an official or employee of a government outside the United States, the purpose of which is to expedite or to secure the performance of routine governmental action by such government official or employee. In very limited circumstances, such facilitating payments may not be illegal under the FCPA or local law. In any event, it may be difficult to distinguish a legal facilitating payment from an illegal bribe, kickback or payoff. Accordingly, facilitating payments must be strictly controlled and every effort must be made to eliminate or minimize such payments. Facilitating payments, if required, will be made only in accordance with the advance guidance of the Law Department. Any facilitating payments must be recorded accurately and fairly as such in the accounting records of the Company. Violations of the record-keeping requirements of the FCPA are punished severely.

Other References:

Corporate Policy 01-001 (General Policy Regarding Laws and Business Conduct) should be consulted. Corporate Policy 01-015 (Defalcation, Misappropriation and Similar Irregularities (Fraud)) should be consulted

International Business Relationships - 01-007

Scope:

This policy covers certain business relationships that involve activities outside the United States on the part of the Company (“International Business Relationships”).

Policy:

Certain types of international business relationships can, if not entered into or conducted in accordance with Company procedures and guidelines, expose the Company to misuse of its assets and the imposition of severe civil and/or criminal penalties. Moreover, the Company may be held accountable in the U.S. and/or foreign jurisdictions for actions taken by agents and others on its behalf. Among the areas of concern for the Company are compliance with export control regulations, United States and other national government restrictions on trading, and compliance with the requirements of the United States Foreign Corrupt Practices Act or similar laws or regulations in other countries. The selection of persons with whom the Company may join in an International Business Relationship shall be subject to careful consideration by appropriate management of the Company after an investigation, reasonable under the circumstances, with respect to such persons and the proposed arrangements with such persons.

Dresser Code of Conduct

International Business Relationships include the following: the employment of an agent, consultant, sponsor or any other third party (individual, partnership, corporation or unincorporated entity) to assist the Company in obtaining contracts, work on projects, personnel visas, import licenses, facilities or other matters in a particular country or region; entering into an agreement or arrangement pursuant to which a third party not only obtains an equity interest in a business or an entity in which the Company also owns an interest or a share of the profits from any contracts or work performed by the Company, and entering into any other agreement pursuant to which any third party or parties may act on behalf of the Company, i.e., the third party or parties are not operating an independent business, but have some agency function.

The terms and provisions of all proposed agreements with respect to International Business Relationships, including all proposed material amendments thereto, shall be subject to review and approval: 1) the head of the relevant business unit or his/her designee; and 2) the Law Department prior to commencement of negotiations and execution and delivery of such agreements or material amendments. The lawyers in the Law Department and the appropriate business unit manager shall ensure that the Company employees involved in the negotiations are properly trained to recognize and reject courses of conduct which place the Company at risk, and that the agreements contain language, appropriate to the circumstances, sufficient to give the Company reasonable assurance that the other party or parties to the agreement will abide by Company policies.

In carrying out this Policy, the Company shall give consideration to such matters as the reputation of the proposed parties to an International Business Relationship, their familial or other connections with the local government, the necessity of the services to be rendered by such persons, the reasonableness of their fees or other compensation in light of those services and the fees paid to other persons in the area for similar services, any local legal requirements to utilize an agent for such services, the employment of such persons by other corporations operating in the area, the employment of such persons by affiliates of the Company, the location at which, and the currency in which, fees or other compensation is to be paid to such persons, any local legal requirements, including taxes and foreign currency exchange controls, regarding the payment of fees or other compensation to such persons, and the business and cultural environment in which such persons will render such services.

Procedure:

Once the Company decides to pursue an International Business Relationship, and prior to entering into any significant negotiations, a memorandum, or, in the case of an international sales representative or distributor, a foreign sales data form, shall be

Dresser Code of Conduct

prepared and signed by the appropriate business unit managers, including approval of the business unit President, and shall then be submitted to the Law Department for review and approval.

This memorandum or form shall describe the parties involved, the recommended relationship, the geographic location or limits, and such other factors deemed relevant, including any pertinent information necessary to ensure that the Company is adequately performing a due diligence investigation of such third party. After legal review of the proposed relationship is completed, the business manager may proceed with negotiations, provided that he/she obtains the necessary input from the Law, Insurance, Tax, Human Resources, Accounting and Treasury Departments.

If negotiations are brought to a successful conclusion, the definitive agreement shall either be prepared by or approved by the Law Department prior to execution. In preparing or reviewing the definitive agreement, consideration will be given to whether compliance with applicable laws and the Code of Business Conduct, including the Code of Business Conduct for International Business Relationships, will be a requirement of the agreement.

Other References:

Corporate Policy 01-006 (Sensitive Transactions and Commercial Bribery) should be consulted. Corporate Policy 01-010 (Export Administration and International Economic Sanctions) should be consulted. Corporate Policy 01-011 (Boycotts Outside the United States) should be consulted.

Use and Public Disclosure of Inside Information - 01-008

Scope:

This policy establishes consistent guidelines for contacts with investors as well as for compliance with United States federal statutes and regulations of the Securities and Exchange Commission (“SEC”) regarding the use and public disclosure of inside information.

Discussion:

There are laws, rules and regulations regarding the use and public disclosure of corporate inside information. Their purpose is to protect the integrity of the capital markets and to assure that insiders do not profit from information not available to the investing public. In general, it is a violation of the law for any person to buy or sell securities if he or she is in possession of material inside information relating to those securities.

Dresser Code of Conduct

Information is “material” if it could affect a reasonable person’s decision whether to buy, sell or hold securities. Information is “inside information” if it has not been publicly disclosed. It is also illegal for any person in possession of material inside information to provide anyone else with such information or to recommend that they buy or sell securities. (This is called “tipping.”) In such case, both the person who provides and the person who receives the information and trades on it may be held liable. Corporate matters which may constitute “material inside information” include, without limitation, negotiations regarding acquisitions and mergers, sales and earnings information, arrangements preparatory to an exchange or tender offer, changes in dividend rates, calls for redemption, new contracts, products or discoveries and other important corporate developments.

A violation of the insider trading laws can expose a person to criminal fines of up to three times the profits earned (or losses avoided) and imprisonment for up to ten years, in addition to civil penalties of up to three times the profits earned (or losses avoided) and injunctive relief. The securities laws also subject controlling persons to civil penalties for illegal insider trading by employees. Controlling persons include the Company and may also include its directors, officers and supervisory personnel. These persons may be subject to fines up to the greater of $1,000,000 or three times the profits earned (or losses avoided) by the inside trader. If material inside information becomes or threatens to become known to outsiders, the corporation is required to make prompt disclosure of such information to the public. However, where it is possible to confine formal or informal discussions to a small group of the top management of the company or companies involved and their individual confidential advisors, and where adequate security can be maintained, premature public announcements may properly be avoided.

Policy:

This Policy applies to all directors, employees and agents of the Company.

General Disclosure Policy

The Company will make full, fair, accurate, timely and understandable disclosure of material information in reports and documents that it files with, or submits to, the SEC and in other public communications made by the Company when and as required by law and/or the rules of the SEC. Determinations regarding “materiality” involve subjective judgments; therefore, the General Counsel and the Chief Financial Officer will, in the case of doubt, make a determination as to “materiality”.

Dresser Code of Conduct

Trading while in Possession of Nonpublic Information

• Nondisclosure:

Material inside information must not be disclosed to anyone other than persons within the Company whose positions require them to know the information until it has been publicly released by the Company. Generally, it is inadvisable for directors, employees and agents to comment regarding Company matters which could be considered material or make recommendations regarding the purchase or sale of its securities because of the risk that their comments may be misconstrued due to their relationship with the Company.

• Trading in Company Securities:

No director, employee or agent shall trade in (including employee benefit plan transactions), or recommend that another person trade in, the Company’s securities when he or she has knowledge of material inside information concerning the Company. Trading and recommending trading is prohibited until the third business day after the information has been publicly released.

• Trading in Other Securities:

No director, employee or agent shall place a purchase or sale order, or recommend that another person place a purchase or sale order, in the securities of another company (or related derivative securities, such as put or call options) if the director, employee or agent is in possession of material inside information about the other company. For example, it would be a violation of this Policy and law if an employee learned through Company sources that the Company intended to purchase another company, and then bought or sold stock in that other company because of the likely increase or decrease in the value of its securities.

Equal Access

No preferential treatment will be given to any shareholder, potential investor or security analyst; therefore, the release to any such person of any material financial or operating data relating to the Company must be available to all such persons.

Forecasts

If appropriate “safe harbor” disclosures are made, then advance revenue and profit trends may be forecasted in general terms. It is the Company’s policy, however, not to make any specific public projections of future operating results unless such forecast is specifically approved by the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel.

Dresser Code of Conduct

Authority to Release

No financial data regarding the Company will be released to the public except as authorized, specifically or generally, by the Chief Financial Officer.

Analysts

Due to the sensitive nature of investor relations and federal regulations relating thereto, all interviews with shareholders, potential investors and security analysts must be coordinated through the head of Communications.

Procedure

When leaks of material inside information are suspected, rumored or discovered, such information must be reported immediately to the Chief Executive Officer or Chief Financial Officer and the General Counsel. All announcements and news releases subject to statutes and regulations herein discussed must be coordinated between the Chief Executive Officer, Chief Financial Officer, General Counsel and head of Communications. If a director, employee or agent desiring to purchase or sell any Company securities is uncertain as to his or her responsibilities hereunder, such person should contact the Law Department for counsel in this regard.

Information of a Confidential or Proprietary Nature - 01-009

Scope:

In carrying out the Company’s business, directors, employees and agents often learn confidential or proprietary information belonging to the company or the Company’s customers, suppliers, joint venture partners or others with which it does business. This policy prohibits the unauthorized disclosure of such information.

Policy:

No director, employee or agent entrusted with or otherwise knowledgeable about Company information of a confidential or proprietary nature shall disclose that information outside the Company, either during or after employment or other service to the Company, without written Company authorization to do so. The Company also works with joint venture partners’, suppliers’ and customers’ confidential and/or proprietary information. The protection of such information is mandatory. No director, employee or agent shall disclose confidential or proprietary information of partners, suppliers or customers with the Company other than to Company directors, employees and agents who need to know the same. All employees shall be required to sign at time of employment a proprietary information agreement that restricts disclosure of

Dresser Code of Conduct

proprietary, trade secret and certain other information about the Company, its joint venture partners, suppliers and customers. This Policy prohibiting disclosure applies to all directors, employees and agents without regard to whether any such agreements has previously been signed.

Other References: Corporate Policy 01-008 (Use and Public Disclosure of Inside Information) should be consulted.

Export Administration and

International Economic Sanctions - 01-010

Scope:

This policy provides guidelines for compliance with the requirements of United States export administration and international sanctions laws and regulations, the requirements of export licenses issued by the United States Department of Commerce, the United States Department of State, the United States Department of the Treasury and other agencies, that require the Company to have an effective and comprehensive internal control program to monitor compliance with the applicable regulations.

Policy:

The Company will comply with the United States Export Administration Act (“EAA”) and the Export Administration Regulations promulgated thereunder (“EAR”); the Arms Export Control Act (“AECA”) and the International Traffic in Arms Regulations promulgated thereunder (the “ITARS”); legislation and regulations to implement international economic sanctions involving particular countries, including regulations promulgated by the Office of Foreign Assets Control of the Department of the Treasury; any subsequent laws and regulations of similar effect to the foregoing; any other export laws and regulations as from time to time may be in force; and the terms and conditions of any license issued pursuant thereto. No business will shall be transacted, within or outside the United States, nor any item exported in contravention of the foregoing. Each employee and agent of the Company shall comply with the EAA and the EAR, the AECA and ITARs, international economic sanctions and all other export administration laws and regulations, and all applicable rules, systems and procedures issued and established to comply with this policy. There shall be no exception to this policy, nor shall it be compromised or qualified by anyone acting for or on behalf of the Company.

Dresser Code of Conduct

Procedure:

The Company shall establish and maintain a comprehensive internal control program (“Program”) to ensure compliance with the laws and regulations described above and licenses issued thereunder, and each business unit shall appoint a manager responsible for export control matters. The business unit export control manager shall operate the Program so that it meets the applicable compliance requirements of applicable law. The export control manager shall monitor compliance with the Program and shall report any failures to the General Counsel or his or her designee. As part of the Program, the Company shall train Company employees in all relevant policies and procedures. The Company shall maintain a continuing program to keep its employees and agents advised of the applicable provisions of the export control and international economic sanctions laws and regulations and the requirements of the Program. Any employee or agent having a question on matters having possible implications under such laws and regulations shall refer the question to the appropriate business unit export control manager or the Law Department. Employees shall be encouraged to report potential violations of law or Company policies to the business unit export control manager or the Law Department.

Other References:

Corporate Policy 01-011 (Boycotts Outside the United States) should be consulted.

Boycotts Outside the United States - 01-011

Scope:

This policy provides guidelines for compliance with United States federal laws regarding participation or cooperation in boycotts outside the United States. Certain United States federal laws and regulations, including the Export Administration Act and the Internal Revenue Code of 1986 and the regulations thereunder, require the Company not to participate in certain activities (even though required by the laws of another country in which the Company operates or to which it sells goods or services) which have the effect of boycotting or furthering another country’s boycott of United States businesses and/or those of countries friendly to the United States. In addition, these laws and regulations require that the Company not furnish certain information as to the identity or nationality of its directors, employees, officers, shareholders subcontractors and suppliers or as to the presence or absence of Company operations or business dealings in or with countries subject to a boycott where such information is requested in furtherance of the boycott. Finally, these laws require the Company to report the receipt of boycott related requests whether or not the Company complies with the requests.

Dresser Code of Conduct

Policy:

The Company will sell its products and services only where permitted under the applicable laws of the countries in which the Company operates. The Company shall, in the conduct of its business, comply with the applicable laws of the United States regarding boycotts.

Procedure:

The Company shall maintain a continuing program to keep its employees and agents advised of the applicable provisions of the laws and regulations dealing with participation in boycotts and of the provisions of this policy. Any action that may require a report to a governmental agency in compliance with a boycott request, even though such action is not prohibited by law or applicable regulations and does not invoke any tax sanctions, must be cleared in advance with the Law Department. Neither the Company nor any of its employees or agents shall take any action that will violate the laws or regulations dealing with participation in boycotts.

Other References:

Corporate Policy 01-010 (Export Administration and Internal Economic Sanctions) should be consulted. Corporate Policy 01-001 (General Policy Regarding Laws and Business Conduct) should be consulted with respect to discrimination.

Political Contributions - 01-012

Scope:

The Company encourages participation in the political process by its employees. The United States federal government, some states and some other countries have, however, enacted laws regulating campaign contributions in order to limit the political influence of certain types of contributors, such as corporations. This policy sets forth certain rules regarding Company and employee contributions to political candidates and participation in political campaigns.

Policy:

The Company will comply with applicable laws regulating political influence and campaign contributions. The Company believes strongly in the democratic political process and that its directors, officers, employees and agents should take an active interest in fostering principles of good government in the nations, states and communities in which they live. Employees may spend their own time and funds supporting political candidates and issues but they will not be reimbursed by the Company in any way for

Dresser Code of Conduct

such time or funds used for political contributions. Employees are urged to be sure that their personal political contributions and activities are in compliance with applicable law. For example, persons who are not United States citizens are not permitted to make political contributions to candidates in federal, state or local elections in the United States. Other countries also have laws regulating political contributions. No employee or agent shall apply any pressure, direct or implied, on any other employee that infringes upon an individual’s right to decide whether, to whom and in what amount a personal political contribution is to be made.

Employees and agents who represent the Company in political and governmental matters must comply with all laws that regulate corporate participation in public affairs. Under various statutes, certain conduct, which is permitted and encouraged for individuals, is prohibited on the part of corporations. It is the Company’s policy to comply fully with these prohibitions. Complex laws govern campaign contributions by corporations.

Generally speaking, a corporation may not make campaign contributions. Further, it is unlawful and/or against the Company’s policy to give or accept a bribe or unlawful gratuity in connection with a domestic or foreign election or political party; make a contribution or expenditure in the Company’s name or on its behalf in connection with a domestic or foreign election or political party, except in accordance with a plan approved by the Chief Executive Officer, or his/her designee that has received the relevant assurances from the Law Department that such a contribution is legal and proper under all applicable laws and regulations; submit false, incomplete or misleading reports to government entities charged with the administration and enforcement of the campaign finance laws; or use any funds or assets of the Company for political contributions of any kind or in any form, including providing indirect assistance such as furnishing goods, services or equipment to candidates, political parties or committees and purchasing tickets for fund raising events including dinners, or purchasing advertising space in political publications.

When permitted by law and authorized by the Chief Executive Officer or his or her designee, Company funds and facilities may be used to provide the needed administrative support for the operation of Political Action Committees or political action programs, the purposes of which include the disbursement of financial contributions made by certain employees, stockholders and/or others to political parties or candidates. No Company funds, facilities or other property will be used for anything other than administrative support of such a committee. When permitted by law, and authorized by the Chief Executive Officer or his or her designee, expenditures of Company funds may be made to inform or influence the voting public on an issue of importance to the business of the Company and its stockholders.

Dresser Code of Conduct

Procedure:

If an employee is requested to make a political contribution or to provide assistance on behalf of the Company, whether personal or corporate, and such employee has any questions regarding this Policy or applicable law, the employee should consult with the Law Department.

Other References:

Corporate Policy 01-006 (Sensitive Transactions and Commercial Bribery) should be consulted.

Antitrust and Competition Laws - 01-013

Scope:

This policy provides guidelines for compliance with all applicable antitrust and competition laws.

Policy:

The Company will comply in all respects with applicable antitrust and competition laws. Compliance with all antitrust and competition laws is critical to Dresser and every member of Dresser’s management team. It is imperative that all employees understand and comply with such laws and these guidelines. It is each employee’s responsibility to understand and comply with Dresser’s antitrust guidelines, and management will facilitate and ensure complete comprehension and understanding through appropriate antitrust compliance training materials and periodic audits. These guidelines represent Dresser’s commitment not just to meet, but also to exceed, the requirements of the law, and any conduct violative of the guidelines is by definition outside of the employee’s authority. Accordingly, Dresser will strictly enforce these guidelines through disciplinary action that may include demotion, suspension, or termination.

All employees are expected to adhere to the following guidelines:

•	No employee or agent of the Company shall enter into any understanding, agreement, plan or scheme, express or implied, formal or informal, with any competitor in regard to prices, terms or conditions of sale or service, production, distribution, territories or customers.

•	No employee or agent of the Company shall exchange or discuss with a competitor prices, terms or conditions of sale or service, production, or customers.

Dresser Code of Conduct

•	No employee shall participate in any exclusionary or predatory conduct, e.g., predatory below cost pricing, that may harm or destroy competition.

•	No employee or agent of the Company shall engage in any conduct which violates any applicable antitrust or competition laws, which all employees or agents will learn about through Company training materials and guidelines.

•	When in doubt, employees must consult with the Law Department. For example, any discussion with competitors in connection with a project in which the competitor is an alliance partner, joint venturer, or subcontractor must be cleared and coordinated with the Law Department prior to any such discussion.

•	Each employee and agent responsible for the conduct or practices of the Company which may involve the application of the antitrust or competition laws should consult with and be guided by the advice of the Law Department. Any questions on matters having possible antitrust or competition implications will be referred to the Law Department prior to taking any action with respect to such matters. • There shall be no exception to this policy, nor shall it be compromised or qualified by anyone acting for or on behalf of the Company.

Procedure:

The Company shall establish internal procedures and controls as appropriate to implement the provisions of this policy, including without limitation the preparation and appropriate distribution of antitrust and competition compliance training materials designed to aid the Company’s employees and agents in fulfilling their responsibilities in antitrust and competition matters.

Other References:

Corporate Policy 01-001 (General Policy Regarding Laws and Business Conduct) should be consulted.

Health, Safety and Environment - 01-014

Scope:

This policy establishes and communicates the Company’s policy concerning the protection of the health and safety of the Company’s employees and other persons affected by the Company’s business activities and protection of the environment with respect to the Company’s business activities and operations.

Dresser Code of Conduct

Policy:

The Company will comply with all applicable laws, regulations and relevant industry standards of practice concerning protection of health and safety of its employees in the work place and other persons affected by its business activities, and concerning the prevention of pollution and protection of the environment. Protection of employee health, safety, and the environment, and the prevention of pollution are primary goals of the Company. The management of the Company shall take such actions as are reasonable and necessary to achieve such goals and carry out this policy. All employees of the Company will conduct their duties and responsibilities in a manner that is compatible with achieving these goals and carrying out this policy. The Company will work with its employees, clients, contractors, and suppliers, partners and customers and with the communities in which it operates in order to achieve these goals and carry out these policies.

Procedure:

The Company, under the guidance of the Company’s Health, Safety and Environment Committee (“HSE Committee”), shall implement this Corporate policy. The HSE Committee may establish such procedures and guiding principles as it deems necessary to carry out this policy. The HSE Committee shall establish and maintain self-assessment and audit programs sufficient to provide management of the Company with reports and other information concerning the Company’s compliance with this policy.

The Chief Executive Officer shall designate a senior manager of the Company as its Chief Health, Safety and Environment Manager (“Chief HSE Manager”). The Chief HSE Manager shall oversee the administration of this Corporate policy and shall make such recommendations to the HSE Committee as he or she shall deem appropriate to carry out such policy and achieve its goals. The Chief HSE Manager shall report to the Chief Executive Officer at least once each year concerning the Company’s compliance with this Corporate policy and the activities administered by the Chief HSE Manager.

Embezzlement, Misappropriation and Similar Irregularities (Fraud) - 01-015

Scope:

This policy establishes and communicates the Company’s policy regarding the prohibition, recognition, reporting and investigation of suspected fraud, embezzlement, misappropriation and other similar irregularities.

Dresser Code of Conduct

Policy:

The Company prohibits all Fraud (as defined below). Situations involving suspected Fraud shall be reported to the head of Internal Audit or the Law Department. All fraud investigations will be conducted under the authorization and direction of the Law Department. The Company’s General Counsel shall be notified of suspected significant Fraud (more than $50,000 of estimated loss), and, without regard to the amount of loss, any Fraud involving an officer of the Company. Fraud investigations (involving more than $50,000 of estimated loss), and any Fraud, involving an officer of the Company, will be reported to the Audit Committee of the Board of Directors.

Definitions

The term “Fraud” as used in this policy includes, but is not limited to, embezzlement, misappropriation and other irregularities including such things as: Committing dishonest or fraudulent act(s); Engaging in embezzlement; Forging or altering negotiable instruments such as Company checks and drafts; Misappropriating assets of the Company, an employee, customer, partner, or supplier; Converting to personal use cash, securities, supplies or any other Company asset; Establishing or maintaining, for any purpose, an undisclosed or unrecorded bank account or other fund or asset of the Company; Unauthorized handling or reporting of Company transactions; and Making false, artificial or misleading entries into Company records or financial statements. The above list is not all-inclusive but intended to be representative of situations involving fraud. Fraud may be perpetrated not only by Company employees, but also by agents and other outside parties as well. All such situations require specific action by the Company, which may include both termination of employment or other relationship with the Company and prosecution by the Company.

Other References:

Corporate Policy 01-001 (General Policy Regarding Laws and Business Conduct) should be consulted. Corporate Policy 01-006 (Sensitive Transactions and Commercial Bribery) should also be consulted.

United States Federal Government Contracting - 01-016

Scope:

This policy establishes standards, including nonconformance reporting guidelines, to ensure that the Company complies with federal regulations applicable to United States governmental contracts.

Dresser Code of Conduct

Policy:

The Company will comply with all laws and regulations applicable to United States governmental contracts. All employees involved in the performance of work under governmental contracts are to be adequately informed and sufficiently trained in the policies and practices contained in this Code of Business Conduct and any other Company policies specifically relating to government contracting. Each business unit with contracts with the United States government is responsible for ensuring that employee training regarding these policies is conducted and that such training is properly documented.

Procedure:

Reporting Nonconformance

The Company will take appropriate and timely action to correct any violations of United States governmental standards. If an employee has a question concerning the propriety of a transaction, the employee must report the transaction to his or her immediate supervisor. If the supervisor finds the question to have substance, the supervisor must report the transaction to the General Counsel or his or her designee. The supervisor must advise the employee of the action the supervisor has taken. If the employee disagrees with the supervisor or if the employee is not comfortable reporting the transaction to the supervisor, the employee may contact the General Counsel or his or her designee directly.

Cost and Pricing Data on Proposals

When cost and pricing data are required to be submitted in order to respond to a government solicitation, the cost and pricing data must be current, accurate and complete at the time of submission. All costs are to be properly recorded, documented and retained in compliance with United States federal procurement regulations. Each business unit doing business with the United States government must invoice the government in strict compliance with United States governmental cost principles and other United States federal regulations.

Proprietary and Security Issues

Many United States governmental projects in which the Company participates may involve classified or proprietary materials or information. In these projects, the Company will comply with all United States government security regulations in order to prevent unauthorized access, distribution, or use of any classified information.

Dresser Code of Conduct

Employment of Former Military, United States Department of Defense, or Other Federal Employees

The Company will comply with applicable United States federal statutes and regulations governing the employment of former United States military, Department of Defense, or other federal employees. When the Company contemplates hiring a former United States governmental employee or engaging the employee as a consultant, the responsible business unit manager shall consult with the Law Department for guidance as to the proper lawful procedures that must be observed.

Substance Abuse - 01-017

Scope:

This policy establishes and communicates the Company’s policy regarding substance abuse.

Policy:

The Company is committed to protecting the health, safety and welfare of our employees and to promoting quality and efficiency in the workplace by providing a work environment that is free of substance abuse. In doing so, we recognize that employees have a right to privacy and do not intend to regulate purely private employee conduct away from the job. At the same time, employees must recognize that conduct off the job can have an effect on the job and that off-duty activity cannot be permitted to undermine safe work practices or the attainment of the highest standards of quality in our products and services. Under no circumstances may an employee report to work, operate a Company vehicle, perform assigned duties or engage in Company business, whether or not on Company property, while under the influence of alcohol, illegal drugs or controlled substances.

Employees are further prohibited from using, selling, purchasing, manufacturing, possessing or distributing alcohol, illegal drugs or controlled substances while on Company property, conducting Company business or using a Company vehicle. An employee who violates these rules will be subject to disciplinary action, including immediate dismissal. Further, employees should be aware that the Company may also inform the police or drug enforcement agencies if there is a suspicion that illegal drugs or controlled substances are being sold, bought, possessed, used, manufactured or distributed on Company property or during Company business.

The policy does not prohibit employees from working while taking certain over-the-counter drugs, or prescription drugs that are being used as prescribed by a licensed physician, provided that the use of such properly prescribed prescription or over-the-counter

Dresser Code of Conduct

drugs does not prevent the employee from performing the essential functions of his or her job or present a direct threat to the health or safety of the employee or others in the workplace. Further, if an employee is aware that his or her use of a properly prescribed or over-the-counter medication is likely to alter his or her senses or impair his or her ability to perform on the job, the employee should promptly report those facts to his or her supervisor. Failure to do so may result in disciplinary action.

The comprehensive substance abuse policy of the Company and/or each employee’s Business Unit may require drug or alcohol testing when there is a reasonable suspicion to believe that an employee is under the influence of alcohol or an unauthorized substance. Reasonable suspicion may include situations where an employee appears to be under the influence of alcohol or an unauthorized substance, is experiencing work performance problems or abnormal behavior that may be related to alcohol or substance abuse, or is otherwise demonstrating conduct in violation of this policy.

Reasonable suspicion testing may also be performed if the presence of alcohol or unauthorized substances are discovered in the employee’s possession or near the employee’s workplace or person. In the event an employee refuses to take any drug or alcohol test in accordance with this policy, the employee shall be subject to disciplinary action, including discharge. Supervisors or managers who suspect that an employee is under the influence of alcohol or drugs, or is selling, buying, manufacturing, distributing, in possession of or using illegal drugs or controlled substances while on Company property or while conducting Company business should immediately contact a Human Resources Department representative. Because the Company recognizes that alcoholism and drug addiction can be treated, depending upon the circumstances, treatment may be an option as long as the employee cooperates with the treatment program. For more information on the Company’s substance abuse policy, please contact a Human Resources Department representative.

Reporting Violations of the Code of Conduct

Scope:

This policy explains and communicates the Company’s policy on reports by Company employees of suspected violations of the law or the Dresser Code of Business Conduct and the protections relating to employees who make such reports.

Policy:

It is each employee’s personal responsibility to report violations of the law and the Dresser Code of Business Conduct. The preferred method is to discuss any concerns or questions regarding these activities with your supervisor or with someone within your management structure. However, if you feel that normal Company communication

Dresser Code of Conduct

channels are not appropriate, or even possible, you are encouraged to anonymously report any suspected illegal activity or violation of the Code of Business Conduct to the Ethics Compliance Line.

The Ethics Compliance Line is maintained by an independent third party, The Network, Inc., and is available 24 hours a day, 7 days a week. Examples of illegal activities that should be reported include, but are not limited to, suspected violations of federal and state labor law, environmental, health, and civil rights laws, federal mail, wire, bank and securities fraud laws, any Security and Exchange Commission rule or regulation, or any law relating to fraud against the Shareholders. It is the Company’s policy that no employee may be discharged, demoted, suspended, threatened, harassed, retaliated against or in any manner discriminated against because of any lawful act due by the employee to provide evidence of fraud or other wrongdoing to supervisors, criminal investigators, federal regulators, lawyers or parties in a judicial proceeding.

Any such retaliatory or other punitive action by any director, officer or other employee of the Company, its contractors, subcontractors or agents is expressly prohibited. Any retaliation or other punitive action against a reporting employee by a director, officer, or other employee of the Company, its contractors, subcontractors or agents can result in termination from the Company or any relationship with the Company and/or possible civil and criminal penalties by federal and/or state authorities. The Compliance Officer shall make periodic reports to the Audit Committee regarding this policy. Procedure:

Anonymity

If employees call the Ethics Compliance Line, anonymity will be maintained to the maximum extent possible.

Reporting Violations

Depending on where you work, the following options for reporting illegal activity or violations of the Code are available to you:

In the U.S. or Canada:

•	Discuss your concerns with your supervisor or other members of management.

•	Call The Network, Inc., at 1-800-241-5689.

•	If written communication is preferred, send all correspondence to Compliance Officer, Dresser, Inc., 15455 N. Dallas Parkway, Suite 1100, Addison, Texas 75001 U.S.A.

Dresser Code of Conduct

In all countries outside of the U.S. or Canada:

•	Discuss your concerns with your supervisor or other members of management.

•	Call The Network, Inc., collect at 1-770-263-4742.

•	If written communication is preferred, send all correspondence to Compliance Officer, Dresser, Inc., 15455 N. Dallas Parkway, Suite 1100, Addison, Texas 75001 U.S.A.

Other References:

Corporate Policy 01-001 (General Policy Regarding Laws and Business Conduct) should be consulted.